Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (File No. 333-234447 and 333-235359) of Akers Biosciences, Inc. of our report dated March 24, 2020 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania

March 24, 2020